UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported)
March 8, 2006

INFORMATICA CORPORATION
(Exact name of Registrant as specified in its charter)

State of Delaware	0-25871	77-0333710
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
100 Cardinal Way
Redwood City, California 94063
(Address of principal executive offices)
(650) 385-5000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02. Unregistered Sales of Equity Securities.
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 4.1
EXHIBIT 4.3
EXHIBIT 99.1
EXHIBIT 99.2

Item 1.01. Entry into a Material Definitive Agreement
     On March 8, 2006, Informatica Corporation (the “Company”) sold $230,000,000 in principal amount of the Company’s 3% Convertible Senior Notes due 2026, including $30,000,000 in aggregate principal amount to cover over-allotments (the “Securities”). The Securities were sold pursuant to a Purchase Agreement, dated as of March 8, 2006 (the “Purchase Agreement”), between the Company and UBS Securities LLC, as the initial purchaser identified therein (the “Initial Purchaser”). The Securities were issued pursuant to an Indenture, dated as of March 13, 2006 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee.
     Pursuant to the Purchase Agreement, the Securities were offered and sold to the Initial Purchaser and reoffered by the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on applicable exemptions from the registration requirements of the Securities Act.
     The Initial Purchaser and its direct and indirect transferees are entitled to the benefits of a Registration Rights Agreement, dated as of March 13, 2006 (the “Registration Rights Agreement”), between the Company and the Initial Purchaser. Pursuant to the Registration Rights Agreement, the Company has agreed to register resales of the Securities under the Securities Act within a specified time or pay additional amounts to the holders of the Securities.
     The Company used approximately $50 million of the net proceeds from the offering, which were approximately $224.3 million, to fund the purchase of shares of its common stock concurrently with the offering of the Securities, and intends to use the balance of the net proceeds for working capital and general corporate purposes, which may include the acquisition of businesses, products, product rights or technologies, strategic investments or additional purchases of common stock.
     The Securities will bear interest at 3.0% per year and will mature on March 15, 2026. Interest on the Securities will accrue on the Securities from and including March 13, 2006 and will be payable on March 15 and September 15 of each year, beginning on September 15, 2006. Interest on the Securities will be computed on the basis of a 360-day year consisting of twelve 30-day months.
     The Securities are convertible into shares of common stock of the Company at an initial conversion rate of 50 shares per $1,000 principal amount of Securities, equivalent to an initial conversion price of $20.00. The initial conversion price represents a premium of approximately 29.28% relative to the last reported sale price of common stock of the Company on the Nasdaq National Market of $15.47 on March 7, 2006.
     The Company has the right to redeem some or all of the Securities after March 15, 2011. Holders of the Securities have the option to require the Company to repurchase the Securities on each of March 15, 2011, March 15, 2016 and March 15, 2021, or in the event of a fundamental change of the Company. In each case, the redemption or repurchase price would be 100% of the principal amount of the Securities, plus accrued and unpaid interest to, but excluding, the redemption or repurchase date, as applicable.
     The above descriptions of the Indenture, the Securities, the Purchase Agreement and the Registration Rights Agreement are summaries only and are qualified in their entirety by reference to the respective exhibits to this Current Report on Form 8-K.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     See disclosure under Item 1.01 of this report which is incorporated by reference in this Item 2.03.
Item 3.02. Unregistered Sales of Equity Securities.
     See disclosure under Item 1.01 above.
     The Company received approximately $224.3 million in proceeds after deducting the Initial Purchaser’s discount of approximately $5.7 million and estimated offering expenses. The private placement was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and Rule 144A promulgated thereunder.
Item 8.01. Other Events
     On March 8, 2006, the Company issued two press releases with respect to its offer of the Securities. Copies of the press releases are attached to this report as Exhibit 99.1 and Exhibit 99.2 and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit
No.	Description
4.1	Indenture, dated March 13, 2006, between the Company and U.S. Bank National Association.
4.2	Form of 3% Convertible Senior Note due 2026 (incorporated by reference to Exhibit A of Exhibit 4.1 to this report).
4.3	Registration Rights Agreement, dated as of March 13, 2006, between the Company and UBS Securities LLC.
99.1	Press release dated March 8, 2006, announcing the Company’s intention to offer the Securities.
99.2	Press release dated March 8, 2006, announcing the pricing of the Securities.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 14, 2006		INFORMATICA CORPORATION
	By:	/s/ Earl E. Fry
Earl E. Fry
Chief Financial Officer, Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit
No.	Description
4.1	Indenture, dated March 13, 2006, between the Company and U.S. Bank National Association.
4.2	Form of 3% Convertible Senior Note due 2026 (incorporated by reference to Exhibit A of Exhibit 4.1 to this report).
4.3	Registration Rights Agreement, dated as of March 13, 2006, between the Company and UBS Securities LLC.
99.1	Press release dated March 8, 2006, announcing the Company’s intention to offer the Securities.
99.2	Press release dated March 8, 2006, announcing the pricing of the Securities.